EXHIBIT 10(t)


                          NEW ENGLAND ASSET MANAGEMENT



                                             INVESTMENT ADVISORY
     SCOR Reinsurance Company                AGREEMENT
     Name of Account ("Account")             (for Institutional and
                                             Fiduciary Accounts)


     The undersigned ("Client") by its duly authorized representative ("Client Representative"), hereby agrees to employ New England Asset Management ("Firm"), and the Firm agrees to serve as the adviser for the Account named above as of 3/1/95, upon the following terms and conditions:

     1. Discretionary Authority of the Firm. The Firm shall supervise and direct the investments of and for the Account without prior consultation with Client; subject, however, to the Investments Guidelines, attached and incorporated herein, and further subject to such limitations and restrictions as Client may have imposed, or may hereafter impose by notice in writing to the Firm. This discretionary authority makes the Firm agent and attorney-in-fact with full power and authority on behalf of the Account (a) to buy, sell, exchange, convert and otherwise trade in any and all stocks, bonds, mutual funds, options and futures, and other securities as the Firm may select, and (b) to establish and deal through accounts with one or more securities brokerage firms, dealers or banks. This discretionary Authority shall remain in full force and effect until the Firm receives written notice from the Client of its termination.

     2. Reports to Client. The firm shall send an inventory and appraisal of the securities in the Account to Client at the beginning of each monthly period unless otherwise specified. Also, the Firm shall send advices to the Client regarding purchases and sales by the Firm for the Account at the time of execution.

     3. Custody of Assets. The Firm shall not act as custodian for assets of the Account, or take or have possession of any assets of the Account. Client is responsible for all costs incurred by Custodial Account.

     4. Documents and Authorities. Client represents and warrants that the appointment of the Firm on the basis set forth in this agreement is authorized by and has been accomplished in accordance with procedures specified in the charter, by-laws, certificate, trust agreement, or other document(s) governing the Account, and shall furnish the Firm with true copies of all resolutions, notices, and consents as may be required to be taken or made pursuant to such procedures. Client agrees to indemnify and hold harmless the Firm from all liability and costs (including costs of defense) which may be asserted or incurred by reason of any defect in the Client's authority to appoint the Firm on the basis set forth in this agreement, or any defect in conduct of the Client, in making such appointment notwithstanding the fact that the Firm may give notice of any such defect. The Firm represents and warrants that it is registered as an investment adviser with the Securities and Exchange Commission


     pursuant to the Investment Advisers Act of 1940 as amended, and that such registration is currently effective.

     5. Brokerage. Client may, by written instrument delivered to the Firm, direct that transactions for the Account be placed with specific brokers, dealers or banks. The Client hereby represents and warrants that any such direction shall be properly authorized pursuant to the by-laws, charter, certificate, trust agreement, or other document(s) governing the Account, and within applicable standards of fiduciary conduct. Client hereby agrees to indemnify and hold harmless the Firm from all liability and costs (including costs of defense) which may asserted or incurred by reason of the Firm's good faith compliance with any such direction. Client recognizes that any such direction may result in the Account paying higher brokerage commissions or receiving less favorable prices than might otherwise be possible.

     6. Voting Rights of Portfolio Securities. The Firm shall be responsible for the voting of proxies at its discretion unless specifically directed by Client as to positions on particular issues.

     7. Compensation of the Firm. The compensation of the Firm shall be paid quarterly in arrears in accordance with the Schedule of Fees attached here-to as Exhibit A, and hereby incorporated herein. The schedule of fees set forth in Exhibit A shall be applied to the net asset value of the assets of the Account as reasonably determined by the Firm as of the last business day of each month and the cumulative amounts will be charged quarterly in arrears.

     8. Confidential Relationship. All information and recommendations furnished by either party to the other shall at all times be treated in strictest confidence, and shall not be disclosed to third persons except as may be required by law, or except upon the prior written approval of the other party to this agreement or except when information is available to general public.

     9. Non-Exclusive Contract. It is understood that the Firm renders investment advisory services for clients and customers other than the Account. Client recognizes that transactions in a specific security may not be accomplished for all client accounts at the same time or at the same price. Neither the Firm's acceptance of investment objectives, nor any other provision of this agreement shall be considered a guarantee that any specific result will be achieved.

     10. Agreement not Assignable. This agreement is not assignable by either party without the written consent of the other. The Firm shall notify the Client of any changes in its principals within a reasonable time after such change.


     11. Notices. Any notice, direction, instruction, acknowledgement, or other communication required or contemplated by this agreement shall be in writing, delivered in person by fax or mail, and addressed as follows:








          To the Client:

          SCOR Reinsurance Company
          110 William Street, 18th Floor
          New York, NY  10038

          Attention:  Linda Grant, Vice President and Treasurer

          To the Firm:

          New England Asset Management, Inc.
          30 Waterside Drive
          Farmington, CT  06032

          Attention:  Gerard T. Lynch, President

          Any party hereto by notice hereunder to the other may designate a different address.

     12. Governing Law. The validity of this Agreement and the rights and liabilities of the parties hereunder shall be determined in accordance with the laws of the State of New York.

     13. Termination. This agreement may be terminated as of the end of any quarterly inventory period upon 30 days prior written notice by either party.

     14. Acknowledgement of Disclosure. Termination by Client: Client hereby acknowledges receipt of the Firm's Disclosure Statement as required pursuant to Rule 204-3 (17 CFR 275.204-3) under the Investment Advisers Act of 1940 prior to or on the date (shown below) of the Client's signing of this agreement. Client shall have the option to terminate this agreement in its entirety, exercisable at Client's sole option, and without penalty, for five days from the date (shown below) of the Client's signing of this Agreement; provided, however, that any investment action taken by the Firm with respect to the Account during such five day period in reliance upon this agreement and prior to receipt of actual notice of the Client's exercise of this right of termination, shall be at the sole risk of the client.

     Agreed and accepted by:

     NEW ENGLAND ASSET MANAGEMENT, INC.      CLIENT:

     Authorized signatory                    SCOR Reinsurance Company

                                             by its authorized
                                             Representative(s):

     Gerard T. Lynch                         Linda Grant

     Date: 2/24/95                           Date: 2/23/95

                                             Taxpayer Identification Number

                                             75-1444207


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                                                  Exhibit A




                          INVESTMENT ADVISORY CONTRACT
                                    SCHEDULE


                            SCOR Reinsurance Company
                                (Name of Account)





     Billing will commence 3/1/95 on the basis of the following schedule:


     Annual fee of .20 of 1% on first $50,000,000 of market value of invested assets and .15 of 1% on remaining market value of invested assets. Such fee is calculated and payable in accordance with Section 7 of the Investment Advisory Agreement.





































                            SCOR REINSURANCE COMPANY


          Investment guidelines for the management of the tax-exempt municipal bond portfolio ("Portfolio") of SCOR Reinsurance Company (the "Company") by New England Asset Management Corporation.

     General

          The Company's Portfolio is to be managed to maximize after-tax investment total return, consistent with the preservation of capital and New York State law regarding investments of property and casualty insurance companies. The performance of the Portfolio will be measured on a total return basis consistent with AIMR standards.

     Issuers

          The Portfolio is to be invested entirely in U.S. dollar denominated fixed income securities which are in compliance with the New York State Insurance Department law.

          Permitted investments include:

     1. Obligations, not in default, issued, assumed, guaranteed or insured by

          a. any state, territory or possession and political subdivisions of states, territories and possessions within the United States of America.

          b. any agency or instrumentality of any governmental unit referred to in item (a).

          provided that such obligations are by law payable, as both principal and interest, from taxes levied or by law required to be levied or from adequate special revenues pledged or otherwise appropriated or by law required to be provided for the purpose of such payment. In no event shall obligations be eligible for investment under this paragraph if payable solely out of special assessments on properties benefitted by local improvements.

          Insured issues and pre-refunded issues are permitted.

     Investment Limitations

          Rating - All securities held in the Portfolio are to be rated A or better by at least one of the major rating agencies. The Portfolio should be maintained so that the average rating for the Portfolio is not less than AA.

          Maturity - No security shall be purchased with an expected maturity date more than 12 years from the date of purchase unless there is a put option within 12 years.

          Duration - The duration of the Portfolio should be maintained in the range of 3 to 7 years.




          Hedging - Hedging is not permitted as the company does not have a plan filed with and approved by the New York State Insurance
     Department.

          Leverage - In no way will the Portfolio employ leverage, directly or indirectly through securities using leverage.

          Capital Gains/Losses - The Portfolio shall be managed as to minimize the net realized capital loss.

          Size Limit - For any new securities purchased, the Portfolio will not own more than 10% of the total issue.

          Issue Limit - No one security should represent more than 5% of the Portfolio.

          Issuer Limit - No one issuer should represent more than 10% of the Portfolio.

          Securities with returns that are linked to or derived from non-U.S. dollar interest or exchange rates are not permitted.

          "Inverse Floaters" whose rates move counter to market rates are not permitted.


          These guidelines can be amended by the Company's Finance
     Committee.































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